SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary proxy statement ☐ Confidential, for use of the
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by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Books-A-Million, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

The filing fee of $_______ was calculated on the basis of the information that follows:

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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BOOKS•A•MILLION

April 25, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Tuesday, May 29, 2007, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203.

The principal business of the meeting will be to (i) elect a class of directors to serve a three-year term expiring in 2010; and (ii) transact such other business as may properly come before the meeting. During the meeting, we will also review the results of the past fiscal year.

Regardless of whether you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

Sincerely yours,

Clyde B. Anderson

                           Executive Chairman of the Board

BOOKS-A-MILLION, INC.

402 INDUSTRIAL LANE

BIRMINGHAM, ALABAMA 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Tuesday, May 29, 2007, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203. The meeting is called for the following purposes:

(1)	To elect a class of directors for a three-year term expiring in 2010;
(2)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

                                                                                                                             Sandra B. Cochran

                   President, Chief Executive Officer and Secretary

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY IF YOU DESIRE.

BOOKS-A-MILLION, INC.

402 Industrial Lane

Birmingham, Alabama 35211

PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Tuesday, May 29, 2007, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 25, 2007 to the Company's stockholders of record on the Record Date, as defined below.

THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE

ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

SHARES ENTITLED TO VOTE

Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted FOR the election as director of the nominees listed in this Proxy Statement. The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

Only holders of record of Common Stock as of the close of business on March 30, 2007 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,638,477 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to vote must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

Under Delaware law and the Company's by-laws, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

Approval of any other matters that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions, votes withheld and, unless a broker's authority to vote on a particular matter is limited, shares held in street name that are not voted are counted in determining the votes present at a meeting and entitled to vote, such as for quorum purposes. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal. However, a share that is held in street name that is not voted because the broker's authority to vote on that matter is limited and the broker did not receive direction on how to vote the share on that matter from the beneficial owner (a "broker non-vote") is not considered entitled to vote and is thus not calculated as a vote cast at a meeting (either for or against the proposal). Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters including the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. The current terms of Dr. J. Barry Mason and Mr. William H. Rogers, Jr. expire upon the election and qualification of the directors to be elected at this Annual Meeting. The Board of Directors has nominated Dr. J. Barry Mason and Mr. William H. Rogers, Jr. for re-election to the Board of Directors at the Annual Meeting, to serve until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified.

All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Dr. J. Barry Mason and Mr. William H. Rogers, Jr. to the Board of Directors. Dr. Mason and Mr. Rogers have consented to serve as directors of the Company if elected. If at the time of the Annual Meeting, Dr. Mason or Mr. Rogers are unable or decline to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that Dr. Mason or Mr. Rogers will be unable or will decline to serve as a director.

Stockholders may withhold their votes from a nominee by so indicating in the space provided on the enclosed proxy card.

Set forth below is certain information furnished to the Company by Dr. Mason, Mr. Rogers and by each of the incumbent directors whose terms will continue following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE.

NOMINEE FOR ELECTION - TERM EXPIRING 2010

J. BARRY MASON

Age: 66

J. Barry Mason has served as a director of the Company since April 1998. Dr. Mason has held the positions of Dean and Thomas D. Russell Professor of Business Administration at the Culverhouse College of Commerce, The University of Alabama since 1988. Dr. Mason also served as the Interim President of The University of Alabama during 2002 - 2003. Dr. Mason has been determined to be independent by the Board as defined by the NASDAQ National Market and the Securities and Exchange Commission.

WILLIAM H. ROGERS, JR.

Age: 49

William H. Rogers, Jr. has served as a director of the Company since November 2000. Mr. Rogers serves as Corporate Executive Vice President with responsibilities for the wealth and investment management, commercial, corporate and investment banking and mortgage lines of business, SunTrust Banks, Incorporated. He has held other positions with SunTrust since 1980. Mr. Rogers has been determined to be independent by the Board as defined by the NASDAQ National Market and the Securities and Exchange Commission.

INCUMBENT DIRECTORS - TERM EXPIRING 2008

TERRY C. ANDERSON

Age: 49

Terry C. Anderson has served as a director of the Company since April 1998. Mr. Anderson serves as the President and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, since July 1988. Mr. Anderson is the brother of Clyde B. Anderson, the Executive Chairman of the Company's Board of Directors. Mr. Anderson is not an independent director.

ALBERT C. JOHNSON

Age: 62

Albert C. Johnson has served as director of the Company since August 2005. Mr. Johnson is an independent financial consultant and a retired CPA. He retired from Arthur Andersen LLP in 1994 after a 30-year career. Mr. Johnson most recently served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998. He also is a director of Regions Morgan Keegan Mutual Funds. Mr. Johnson has been determined to be independent by the Board as defined by the NASDAQ National Market and the Securities and Exchange Commission.

INCUMBENT DIRECTORS - TERM EXPIRING 2009

CLYDE B. ANDERSON

Age: 46

Clyde B. Anderson has served as Executive Chairman of the Board of Directors since February 2004 and has served as a director of the Company since August 1987. Mr. Anderson served as the Chairman of the Board of Directors from January 2000 until February 2004 and also served as the Chief Executive Officer of the Company from July 1992 until February 2004. Mr. Anderson also served as the President of the Company from November 1987 to August 1999. From November 1987 to March 1994, Mr. Anderson also served as the Company's Chief Operating Officer. Mr. Anderson serves on the Board of Directors of Hibbett Sporting Goods, Inc., a sporting goods retailer. Mr. Anderson is the brother of Terry C. Anderson, a member of the Company's Board of Directors. Mr. Anderson is not an independent director.

RONALD G. BRUNO

Age: 55

Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since September 1995 and has served as a director of the Company since September 1992. Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno's Supermarkets, Inc., a supermarket retailing chain. Mr. Bruno has been determined to be independent by the Board as defined by the NASDAQ National Market and the Securities and Exchange Commission.

SANDRA B. COCHRAN

Age: 48

Sandra B. Cochran was appointed to the position of Chief Executive Officer in February 2004, in addition to her duties as President and Secretary. Ms. Cochran has served as President of the Company since August 1999 and Secretary since June 1998. Ms. Cochran served as the Company's Executive Vice President from February 1996 to August 1999 and as its Chief Financial Officer from September 1993 to August 1999. Ms. Cochran previously served as Vice President and Assistant Secretary of the Company from August 1992 to September 1993. Prior to joining the Company, Ms. Cochran served as a Vice President (as well as in other capacities) of SunTrust Securities, Inc., a subsidiary of SunTrust Banks, Inc. for more than five years. Sandra B. Cochran serves as an officer and a board member of certain affiliated companies. Ms. Cochran is not an independent director.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Company's Board of Directors held eight meetings during the Company's fiscal year ended February 3, 2007 ("fiscal 2007"). The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served.

Directors are encouraged to attend annual meetings of Books-A-Million stockholders. All Directors were present at the last annual meeting of stockholders.

Board Independence. The Board of Directors currently has seven members, four of whom are independent within the meaning of the NASDAQ Stock Market, Inc. independence standards. Each year the Board makes a determination as to the independence of each Board member.

Committees of the Board of Directors. The Audit Committee consists of Messrs. Albert C. Johnson, Chairman of the Committee, J. Barry Mason and William H. Rogers. During fiscal 2007 Ronald G. Bruno served as a member of the Audit Committee. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, appointing independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, reviewing related party activity, monitoring the Company's financial policies and control procedures and reviewing and monitoring the performance of non-audit services by the Company's auditors. The Audit Committee held four meetings in fiscal 2007.

The Board of Directors has determined that each of the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter and the NASDAQ Stock Market and the Securities and Exchange Commission listing requirements. The Audit Committee acts under a written charter first adopted in 1992 and last updated on March 29, 2007. The Audit Committee Charter is also available free of charge on the Company's website at www.booksamillioninc.com. The Board of Directors has determined that Mr. Albert C. Johnson is qualified as an audit committee financial expert. Mr. Johnson's background and description of positions are summarized in the section "Incumbent Directors - Term Expiring 2008" on page 4 of this proxy. Mr. Johnson was a practicing CPA and auditor with Arthur Andersen LLP for approximately 30 years, where he served many public companies and several retail clients. He retired in 1994 from Arthur Andersen, as the Managing Partner of the firm's Birmingham office and head of the Audit Practice, in which capacities he oversaw the administrative and financial operations of the office and Audit Practice. He then became Senior Vice President and CFO of Dunn Investment Company, where he supervised the financial operations of three operating divisions. He currently is an independent financial consultant and sits on the Boards of Directors of several private and public companies. Mr. Johnson's extensive background in business, finance and accounting provides him with strong financial skills for use in his role on the Company's Audit Committee.

The Compensation Committee consists of Messrs. William H. Rogers Jr., Chairman of the Committee, J. Barry Mason and Ronald G. Bruno. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, establishing salaries, bonuses and other compensation for the Company's executive officers and administering the Employee Stock Purchase Plan, the 2005 Incentive Award Plan, the Executive Deferred Compensation Plan and the Director's Deferred Compensation Plan. The Compensation Committee held two meetings in fiscal 2007. The Board of Directors has determined that the members of the Compensation Committee are independent directors, as defined by the NASDAQ National Market. The Compensation Committee acts under a written charter adopted in 2007. The Compensation Committee charter is available free of charge on the Company's website at www.booksamillioninc.com.

The Nominating and Corporate Governance Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr. The responsibilities of the Nominating and Corporate Governance Committee include, in addition to such other duties as the Board may specify, developing and reviewing background information for candidates for the Board of Directors, and making recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee held one meeting in fiscal 2007.

The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent directors, as defined by the Nominating and Corporate Governance Committee Charter and the NASDAQ National Market. The Nominating and Corporate Governance Committee acts under a written charter first adopted in 2004 and last updated on March 29, 2007. The Nominating and Corporate Governance Committee charter is available free of charge on the Company's website at www.booksamillioninc.com.

Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider suggestions from stockholders for nominees for election as directors. The bylaws of the Company provide that any stockholder entitled to vote on the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section titled "Notice of Stockholder Nominees." Stockholders who wish to submit a proposed nominee to the Nominating and Corporate Governance Committee should send written notice to Mr. Ronald G. Bruno, Nominating and Corporate Governance Committee Chairman, Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

Such notice should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating and Corporate Governance Committee will consider nominees suggested by stockholders on the same terms as nominees provided by search firms or other parties. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 2) must not serve on more than two other public company boards, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

Communication with Directors. Individuals may communicate with the Board by submitting the communication to the Company's executive offices at 402 Industrial Lane, Birmingham, Alabama 35211. The communication should be directed to: Internal Auditor. The Company's Internal Auditor reports directly to the Audit Committee of the Board of Directors, and will immediately communicate the information to the Audit Committee and / or all members of the Board.

AUDITOR FEES AND SERVICES

Upon the recommendation of the Audit Committee of the Board of Directors of the Company, Deloitte & Touche LLP ("Deloitte") was dismissed as the Company's independent auditor effective April 29, 2005. Deloitte served as the Company's independent auditor for fiscal years 2003, 2004 and 2005. The reports of Deloitte for those fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During those fiscal years and for fiscal year 2006 through April 29, 2005 there were no (A) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its reports provided to the Company; and (B) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Effective April 29, 2005, the Company's Audit Committee engaged Grant Thornton LLP to audit the Company's financial statements for the fiscal year ending on January 28, 2006. Prior to the engagement of Grant Thornton LLP, neither the Company nor anyone on behalf of the Company had consulted with Grant Thornton LLP during the Company's two most recent fiscal years and for fiscal year 2006 through April 29, 2005 in any matter regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report nor oral advice provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (B) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

The Audit Committee of the Board of Directors selected Grant Thornton LLP to serve as the Company's independent registered public accounting firm for the 2007 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will be provided an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.

The following table shows the fees paid or accrued, including out-of-pocket expenses, by the Company for the audit provided by Grant Thornton LLP for fiscal years 2007 and 2006:

Fees	2007	2006
Audit fees (1)	$916,415	$1,042,098
Audit-related fees (2)	38,066	46,398
Tax fees (3)	15,750	13,574
Total	$970,231	$1,102,070

(1) Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2) Audit-related fees represent the aggregate fees billed during the past two years for assurance and related services by the principal accountants that are reasonably related to their performance of the audit or review of the Company's financial statements that are not covered by the prior item.

(3) Tax fees principally included tax compliance fees and tax advice and planning fees.

The Audit Committee has required that a majority of its members pre-approve all audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors.

The Audit Committee has considered whether the provision of non-audit services by the Company's independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence, and believes that the provision of such services is compatible.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are Messrs. Albert C. Johnson (Chairman), J. Barry Mason and William H. Rogers. During fiscal 2007 Ronald G. Bruno served as a member of the Audit Committee. The Board has determined that Mr. Johnson is an audit committee financial expert as defined by the Securities and Exchange Commission.

The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the Company's internal audit function and the independent registered public accounting firm. The Audit Committee's primary duties and responsibilities relate to:

•	Managing the reliability and integrity of accounting policies and financial reporting and disclosure practices of the Company;
•	Ensuring that an adequate system of internal controls is functioning within the Company; and
•	Selecting the independent registered public accounting firm.

Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee held four meetings during fiscal 2007, including regular meetings in conjunction with the close of each fiscal quarter during which the Audit Committee reviewed and discussed the Company's financial statements with management and Grant Thornton LLP, its independent registered public accounting firm.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 3, 2007 with the Company's management, and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) as amended by SAS No. 91.

The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP its independence from the Company. It considered the non-audit services provided by Grant Thornton LLP and determined that the services provided are compatible with maintaining Grant Thornton LLP's independence. The Audit Committee approved 100% of all audit, audit related and tax services provided by Grant Thornton LLP for the fiscal year ended February 3, 2007. The total fees paid to Grant Thornton LLP for the fiscal year 2007 is described above under "Auditor Fees and Services."

Based on the Audit Committee's discussions with management and the independent registered public accounting firm, the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

Albert C. Johnson, Chairman

J. Barry Mason

Ronald G. Bruno

William H. Rogers, Jr.

CODE OF CONDUCT

The Company has adopted a code of business conduct and ethics for all directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees. The Company's Code of Business Conduct is available free of charge on the Company's website at www.booksamillioninc.com. Stockholders may also request a free copy of the Code of Business Conduct by writing to the attention of Investor Relations at the Company's executive offices at 402 Industrial Lane, Birmingham, Alabama 35211.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and (iv) all current directors and executive officers as a group. Such information is provided as of April 17, 2007. The outstanding Common Stock of the Company on April 17, 2007 was 16,659,386 shares. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in any of the below columns indicates a number amounting to less than 1% percent of the outstanding Common Stock. Unless otherwise indicated, the address for the following stockholders is c/o Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

REPORTING PERSON	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES	REGISTERED SHARES	PERCENTAGE
Anderson BAMM Holdings, LLC(1)	8,027,938(2)	48.2%	1,533,302(3)	9.2%
Charles C. Anderson(4)	8,027,938(2)	48.2%	2,089,000(5)	12.5%
Hilda B. Anderson(6)	8,027,938(2)	48.2%	2,089,000(7)	12.5%
Joel R. Anderson(8)	8,027,938(2)	48.2%	1,582,440(9)	9.5%
Charles C. Anderson, Jr.(10)	8,027,938(2)	48.2%	273,284	1.6%
Charles C. Anderson III(11)	8,027,938(2)	48.2%	*	*
Terrence C. Anderson(12)	8,039,938(2)	48.2%	355,954(13)	2.1%
Clyde B. Anderson	8,041,272(2)	48.2%	1,430,978(14)	8.6%
Harold M. Anderson(15)	8,027,938(2)	48.2%	348,480	2.1%
Hayley Anderson Milam(16)	8,027,938(2)	48.2%	*	*
Sandra B. Cochran(17)	8,044,605(2)	48.2%	205,755(18)	1.2%
Ashley Anderson Billingsley(19)(20)	8,027,938(2)	48.2%	*	*
The Ashley Anderson Trust(20)(21)	8,027,938(2)	48.2%	*	*

Irrevocable Trust of Charles C. Anderson, Jr. for the Primary Benefit of Lauren Artis Anderson(22)	8,027,938(2)	48.2%	*	*
Olivia Barbour Anderson 1995 Trust(23)	8,027,938(2)	48.2%	*	*
Alexandra Ruth Anderson Irrevocable Trust(24)	8,027,938(2)	48.2%	*	*
First Anderson Grandchildren’s Trust FBO Charles C. Anderson III(25)	8,027,938(2)	48.2%	*	*
First Anderson Grandchildren’s Trust FBO Hayley E. Anderson(25)	8,027,938(2)	48.2%	*	*
First Anderson Grandchildren’s Trust FBO Lauren A. Anderson(25)	8,027,938(2)	48.2%	*	*
Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson(25)	8,027,938(2)	48.2%	*	*
Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson(25)	8,027,938(2)	48.2%	*	*
Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson(25)	8,027,938(2)	48.2%	*	*
Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson(25)	8,027,938(2)	48.2%	*	*
Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson(25)	8,027,938(2)	48.2%	*	*
The Charles C. Anderson Family Foundation(26)	8,027,938(2)	48.2%	*	*
The Joel R. Anderson Family Foundation(26)	8,027,938(2)	48.2%	*	*
The Clyde B. Anderson Family Foundation(26)	8,077,888(2)	48.2%	*	*
Bear Stearns Asset Management, Inc.(27)	1,853,188	11.1%	1,853,188	11.1%
Terrance G. Finley	192,361(28)	1.1%	192,361(28)	1.1%
Ronald G. Bruno	66,500(29)	*	66,500(29)	*
William H. Rogers, Jr.	34,090(30)	*	34,090(30)	*
Douglas G. Markham	25,000(31)	*	25,000(31)	*
J. Barry Mason	16,500(32)	*	16,500(32)	*
Albert C. Johnson	5,833(33)	*	5,833(33)	*
All current directors and executive officers as a group (9 persons)(36)	8,410,223	49.9%	2,332,971	13.8%

(1)	Anderson BAMM Holdings, LLC is an investment company with its business address at 201 South Court Street, Florence, Alabama 35630.
(2)

8,027,938 shares may be deemed to be beneficially held as a “group” as such term is defined in Section 13(d)(3) of the Exchange Act. Members of the group filed on Schedule 13D with the Securities and Exchange Commission on April 9, 2007 and filed Amendment No. 1 to Schedule 13D with the Securities and Exchange Commission on April 20, 2007. Members of the group do not have (i) any direct or indirect pecuniary interest in or (ii) the power to vote or dispose of, or the power to direct the vote or disposition of, any Common Stock of the Company held by any other person, including, without limitation, any other person who may be deemed to be a member of such group. Accordingly, members of the group disclaim beneficial ownership of any securities of the Company held by any other person, including, without limitation, any other person who may be deemed to be a member of such group, and this Proxy Statement shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section 16 under the Exchange Act or otherwise. The 8,039,938 shares for Terrence C. Anderson reflect an additional 12,000 shares subject to options exercisable on or before June 19, 2007. The 8,041,272 shares for Clyde B. Anderson reflect an additional 13,333 shares subject to options exercisable on or before June 19, 2007. The 8,044,605 shares for Sandra B. Cochran reflect an additional 16,667 shares subject to options exercisable on or before June 19, 2007.

(3)

Anderson BAMM Holdings, LLC issued membership interests to certain of the beneficial owners of more than 5% of the Company’s outstanding Common Stock in exchange for shares of Common Stock of the Company held by such persons, as specified in the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC attached as Exhibit 2 to the Schedule 13D filed with the Securities and Exchange Commission on April 9, 2007, as amended by Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on April 20, 2007.

(4)	The business address of Mr. Charles C. Anderson is 202 North Court Street, Florence, Alabama 35630. Charles C. Anderson served on the Company's Board of Directors until June 3, 2004.
(5)

Includes 83,000 shares held by The Charles C. Anderson Family Foundation. Charles C. Anderson is the Chairman of the Board of Directors of the foundation and has sole voting and dispositive power over these shares. Also includes 6,000 shares owned of record by his wife, Hilda B. Anderson.

(6)	The business address of Mrs. Hilda B. Anderson is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.
(7)

Includes 2,000,000 shares owned of record by her husband, Charles C. Anderson, and 83,000 shares owned of record by The Charles C. Anderson Family Foundation over which shares Charles C. Anderson has sole voting and dispositive power.

(8)	The business address of Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630. Joel R. Anderson does not serve as an officer or director of the Company.
(9)

Includes 83,000 shares held by The Joel R. Anderson Family Foundation. Joel R. Anderson is the Chairman of the Board of Directors of the foundation and has sole voting and dispositive power over these shares.

(10)	The business address of Mr. Charles C. Anderson, Jr. is 6016 Brookvale Lane, Suite 151, Knoxville, Tennessee 37919.
(11)	The business address of Mr. Charles C. Anderson III is 5/F Lippon Leighton Tower, 103-109 Leighton Road, Causeway Bay, Hong Kong.
(12)	The business address of Mr. Terrence C. Anderson is 4511 Helton Drive, Florence, Alabama 35630.
(13)

Includes 12,000 shares subject to options exercisable on or before June 19, 2007 and 4,500 shares of restricted stock, 666 shares of which vest on or before June 19, 2007 and 3,834 shares of which vest after June 19, 2007.

(14)

Includes 46,000 shares held by The Clyde B. Anderson Family Foundation. Clyde B. Anderson is the Chairman of the Board of Directors of the foundation and has sole voting and dispositive power over these shares. Also includes 13,334 shares subject to options exercisable on or before June 19, 2007 and 79,485 restricted shares all of which vest after June 19, 2007.

(15)	The business address of Mr. Harold M. Anderson is 3101 Clairmont Road Suite C, Atlanta, Georgia 30329.
(16)	The business address of Ms. Hayley Anderson Milam is 202 North Court Street, Florence, Alabama 35630.
(17)	The business address of Ms. Sandra B. Cochran is 402 Industrial Lane, Birmingham, Alabama 35211.
(18)	Includes 16,667 shares subject to options exercisable on or before June 19, 2007 and 127,485 shares of restricted stock all of which vest after June 19, 2007.
(19)	The business address of Ms. Ashley Anderson Billingsley is 202 North Court Street, Florence, Alabama 35630.
(20)	The shares over which Ashley Anderson Billingsley has shared voting power and shared dispositive power are held of record by The Ashley Anderson Trust.
(21)

The trustee of the Ashley Anderson Trust is CitiCorp Trust South Dakota, and the co-trustee of such Trust Reporting Person is Ashley Anderson Billingsley. The business address of the Ashley Anderson Trust, and of Ashley Anderson Billingsley as co-trustee, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630. The business address of CitiCorp Trust South Dakota is 1300 West 57th Street, Suite G100, Sioux Falls, South Dakota 57108.

(22)

The trustee of the Irrevocable Trust of Charles C. Anderson, Jr. for the Primary Benefit of Lauren Artis Anderson is Carl M. Boley. The business address of the Irrevocable Trust of Charles C. Anderson, Jr. for the Primary Benefit of Lauren Artis Anderson is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630. The business address of Carl M. Boley is 6016 Brookvale Lane, Suite 151, Knoxville, Tennessee 37919.

(23)

The business address of the Olivia Barbour Anderson Irrevocable Trust, and for Lisa S. Anderson as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(24)

The business address of the Alexandra Ruth Anderson Irrevocable Trust, and for Lisa S. Anderson as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(25)

The trustee for (i) First Anderson Grandchildren’s Trust FBO Charles C. Anderson III, (ii) First Anderson Grandchildren’s Trust FBO Hayley E. Anderson, (iii) First Anderson Grandchildren’s Trust FBO Lauren A. Anderson, (iv) Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson, (v) Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson, (vi) Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson, (vii) Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson and (viii) Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson, in each case, is SunTrust Bank Alabama. The business address of each trust is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630. The business address of SunTrust Bank Alabama is 201 South Court Street, Florence, Alabama 35630.

(26)

The business address of (i) The Charles C. Anderson Family Foundation, (ii) The Joel R. Anderson Family Foundation and (iii) The Clyde B. Anderson Family Foundation is, in each case, c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(27)	Bear Stearns Asset Management, Inc. is an investment advisor with its business address at 383 Madison Avenue, New York, New York 10179.
(28)	Includes 99,000 shares subject to options exercisable on or before June 19, 2007 and 62,235 shares of restricted stock which vest after June 19, 2007.
(29)

Includes 24,000 shares subject to options exercisable on or before June 19, 2007. Also includes 4,500 shares of restricted stock, 666 of which vest on or before June 19, 2007 and 3,834 of which vest after June 19, 2007.

(30)

Includes 24,000 shares subject to options exercisable on or before June 19, 2007. Also includes 4,500 shares of restricted stock, 666 of which vest on or before June 19, 2007 and 3,834 of which vest after June 19, 2007.

(31)	Represents shares of restricted stock which vest after June 19, 2007.
(32)

Includes 12,000 shares subject to options exercisable on or before June 19, 2007. Also includes 4,500 shares of restricted stock, 666 of which vest on or before June 19, 2007 and 3,834 of which vest after June 19, 2007.

(33)	Includes 4,722 shares of restricted stock which vest after June 19, 2007.
(34)

Includes 201,000 shares subject to options exercisable on or before June 19, 2007 and 316,927 shares of restricted stock, 3,996 of which vest on or before June 19, 2007 and 312,931 of which vest after June 19, 2007.

Compliance with Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2007 with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Pursuant to SEC rules for Proxy Statement disclosure of executive compensation, the Company has prepared the following Compensation Discussion and Analysis (“CD&A”). The CD&A addresses the objectives and implementation of the Company’s executive compensation programs and focuses on the policies and decisions behind the programs. In addition, the Company intends that the CD&A clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based.

Compensation Program Objectives

The Company's executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company's executive compensation policy is intended to:

•	Provide compensation levels that reflect the competitive marketplace so that the Company can attract, retain and motivate the most talented executives;
•	Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;
•	Reward performance that facilitates the achievement of specific results and goals in furtherance of the Company's business plan;
•	Motivate executives to make greater personal contributions to the performance of the Company helping it to achieve its strategic operating objectives; and
•

Provide proper motivation for enhancing stockholder value by providing long-term incentive compensation, in the form of stock options and shares of restricted stock, in order to align the interests of executives with those of stockholders and the long-term interest of the Company.

The compensation program is designed to reward Officers for above average year over year company and personal performance, the development of long term growth strategies, as well as longevity with the Company.

In light of the Company's compensation policy, the components of its executive compensation program for fiscal 2007 were base salaries, cash bonuses and restricted stock bonuses.

The Company believes that each of the elements of compensation are competitive and consistent with current market expectations for leaders with an organization our size in our field.

Elements of Compensation

Base Salary. Each executive officer's base salary is based upon a number of factors, including the responsibilities borne by the executive officer, his or her performance and his or her length of service to the Company. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, the Company's financial performance, any change in the executive officer's responsibilities and the executive officer's overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with customers, suppliers and employees, employee safety and leadership and management development. These non-financial measures are subjective in nature. No particular weight is given by the Compensation Committee to any particular factor.

Cash Bonuses. Each executive officer is eligible to receive an annual cash bonus of up to 100% of his or her base salary at the time of the award. Generally, the Company establishes a bonus program at the beginning of each fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer is eligible to receive a bonus upon the Company achieving certain pre-tax income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions, the actual amount of the cash bonus is determined by reference to the level of achievement with respect to the preset goals.

Restricted Stock. Currently the Company only issues restricted stock from the 2005 Incentive Award Plan. Prior to fiscal 2007 the Company also had the Executive Incentive Award Plan. No further awards will be issued out of the Executive Incentive Award Plan.

2005 Incentive Award Plan. During fiscal 2006, the Board of Directors (the "Board") adopted, the Books-A-Million 2005 Incentive Award Plan (the "Plan") for members of the Board, employees and consultants of the Company and its subsidiaries, 300,000 shares were made available for grants under the plan at that time. The Plan became effective in June 2005 when the Plan was approved by the affirmative vote of the holders of the majority of our Common Stock present, or represented, and entitled to vote thereon at the Annual Meeting of Stockholders. On June 8, 2006, the Shareholders approved the First Amendment to the 2005 Incentive Award plan that increased the shares available under the plan by 300,000 shares. The plan maintains a total share reserve of 600,000 and as of February 3, 2007 there was a total of 353,327 shares still available to be granted under the plan.

The Board believes that the Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and/or performance-based awards to eligible individuals. During Fiscal 2007, awards were made under this plan to Mr. Clyde B. Anderson, Executive Chairman of the Board, Ms. Sandra B. Cochran, President and Chief Executive Officer, Mr. Terrance G. Finley, President of the Merchandising Group, and Mr. Douglas G. Markham, Chief Financial Officer. The awards were made in restricted stock according to the provisions of the plan. See the Summary Compensation Table on page 17 for more information on awards to named executive officers. An independent compensation consultant makes a presentation recommending share aware levels based on market data, taking into consideration such things as prior grants of awards and numbers of outstanding unvested awards.

Executives' Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Executives' Deferred Compensation Plan (the "Executives' Deferred Compensation Plan"). The Executives' Deferred Compensation Plan provides a select group of management or highly compensated employees of the Company and certain of its subsidiaries (the "Participants") with the opportunity to defer the receipt of certain cash compensation. Under the Executives' Deferred Compensation Plan each Participant may elect to defer a portion of his or her cash compensation that may otherwise be payable in a calendar year. A Participant's compensation deferrals are credited to the Participant's bookkeeping account (the "Account") maintained under the Executives' Deferred Compensation Plan. Each Participant's Account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant.

With certain exceptions, a Participant's Account will be paid after the earlier of: (1) a fixed payment date, as elected by the Participant (if any); or (2) the Participant's separation from service with Company or its subsidiaries. Participants may generally elect that payments be made either in a single sum or in installments in the year specified by the Participant or upon their separation from service with the Company. Additionally, a Participant may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended.

Stock Options. In September 1992, the Company adopted a Stock Option Plan under which executive officers were eligible to receive stock options. Under the Stock Option Plan, all stock options were awarded at prices no less than the fair market value (the closing sale price of a share) of the Company's Common Stock on the date of grant. In fiscal 2006, the company discontinued the issuance of any additional options under this plan. No options were granted to any officer during fiscal 2006 or 2007.

Executive Incentive Plan. During fiscal 1995, the Company adopted the Books-A-Million, Inc. Executive Incentive Plan. The Incentive Plan provides for awards to certain executive officers of cash, shares of restricted stock or both, based on the achievement of specific pre-established performance goals during a three consecutive fiscal year performance period. During Fiscal 2006, awards were made under this plan to Mr. Clyde B. Anderson, Executive Chairman of the Board, Ms. Sandra B. Cochran, President and Chief Executive Officer and Mr. Terrance G. Finley, President of the Merchandising Group. These awards were granted as they related performance achievement of fiscal 2006 goals. The awards were made in restricted stock according to the provisions of the plan. Effective in fiscal 2007, no future awards will be made under the Executive Incentive Plan.

The Company believes that maintaining a sound leadership team is fundamental to the Company’s success, and having the correct mix of compensation elements furthers this important objective. A combination of base salary plus performance based bonuses allows for stability and growth both personally and professionally and provides motivation and incentive during the near term. Restricted stock further encourages actual ownership of part of the company and is a powerful motivating tool in aligning employees’ objectives with the company's objectives. Equity ownership in general, and restricted stock in particular, also makes employees more focused on meeting long term goals and increasing overall stockholder value, as well as encouraging highly valued employees to remain with the Company.

Compensation Policies

Compensation of Executive Officers. During fiscal 2007, the Company's executive officers earned compensation comprised of base salary, cash bonus and restricted stock as described above.

Distribution between long term and currently paid out compensation. Having a balance between short and long term compensation is a fundamental part of the Company’s compensation package. Base salaries and cash bonuses provide for the immediate necessity of attracting and retaining a well qualified staff, with the bonus component rewarding high levels of performance by both the Company and the individual.

The Restricted Stock program addresses both short and long term objectives of the Company with the intention to reward individuals who are committed to the continued success of the company. Although restricted stock awards are generally made on the basis of current year Company performance and current employment, the restricted stock awards vest over time such that only those holders who maintain employment with the Company for a period of 2 to 5 years recognize a benefit from the awards. Thus, the restricted stock awards are intended in part to provide longer term compensation opportunities that compliment other compensation paid in the short term.

Restricted stock encourages our employees to behave like owners and provides a clear link between the interests of the stockholder and the interests of the recipient. As employees have more impact on corporate performance, their main incentive should be profitably growing the company, which aligns their interest with that of our stockholders. Accordingly, as the executives’ levels of responsibility increase, more of their compensation is provided in the form of restricted stock. This approach ties the executive’s level of responsibility for the Company’s performance to the amount of risk to such executive’s total pay.

Allocating between cash and non-cash compensation, and among different forms of non-cash compensation. The Company believes that a fair balance between cash and non-cash compensation has been established. The Committee continues to monitor the compensation programs with the assistance of input from outside advisors in order to ensure compliance with the changing landscape of executive pay. Generally, as an executive’s level of responsibilities increases a greater percentage of his or her compensation is tied to Company performance and a greater percentage is therefore subject to the risk tied to the return to the Company’s stockholders.

The Committee directly retains a compensation consultant, who advises it regarding "best practices” in executive compensation and analyzes the Company’s competitive position and the levels of compensation for the three components of the Company’s executive compensation program including base salaries, bonuses and long-term incentives, such as restricted stock awards. This consultant also advises the Committee with respect to specific executive compensation decisions.

Award Determination. Base salary, cash bonuses and restricted stock awards are determined once a year, usually in March. Once the Company’s financial statements have been audited by an independent audit firm, the Compensation Committee will determine base salaries and bonuses, and awards of restricted stock as well as the measurement goals for achieving the various awards. The committee will also determine what portion of the restricted stock awards which were authorized the previous year have been earned and issue those shares of restricted stock as they have been earned.

Compensation Policies and Corporate Performance. Compensation policies are primarily driven by desire and intent to link the fundamental characteristics of the retail sector to various objectives related to making the Company successful. By taking specific positive traits of thriving retail companies into account when reviewing compensation, management keeps the Company continuously striving for continued success. These goals might include achieving certain earnings per share increases, new store growth, return on assets, and return on equity and Sarbanes-Oxley compliance.

The Company maintains a policy seeking reimbursement from the Officers and other key management positions of certain bonuses and other incentive-based or equity-based compensation to the extent deemed appropriate by the Compensation Committee and the Board of Directors. In particular, the Company shall seek reimbursement of such compensation for the relevant period if the Company's financial results are required to be restated due to material noncompliance of the Company as a result of misconduct.

Company’s performance and the executive’s individual performance. Base salary is paid regardless of the individual’s or Company’s performance, however for employment to be maintained the associate is expected to maintain certain levels of responsibility, time commitments and performance levels. In addition, individuals are unlikely to receive an increase in base salary if they have not demonstrated a commitment to individual and Company performance.

Cash bonuses reward personal and Company performance. However, if the Company does not achieve certain minimum performance levels, the personal bonus will not be awarded.

Restricted stock to some extent emulates the spirit of the cash bonus program. The “Performance Based Shares” measurements are similar to the Company performance measurements maintained in connection with the bonus program. While the “Career Based Shares” may be issued to current employees, it requires longevity with the Company before the shares become vested.

Material changes to compensation. Material changes in compensation are based on performance (both personal and Company performance), responsibility and time commitment.

The impact of accounting and tax treatments. Base salary and cash bonuses are taxed at current Federal Income Tax rates in the years that the monies are paid. Restricted stock allows for the individual to select when the awards will be taxed. Generally, in accordance with Federal tax laws, restricted stock must be reported as taxable income in the year that the restricted shares vest. The amount of taxable income is calculated by multiplying the number of shares that vest in a given year times the stock price on the date the shares vest. Alternatively, individuals may elect to make a special tax election which allows them to report the taxable income in the year the shares are granted based on the number of shares granted and the value of the shares on that date.

Ownership Requirements. Executive Officers are required to maintain a certain level of ownership of company stock as determined by the Compensation Committee. The level of ownership is determined on an individual basis and is based upon the level of responsibility of each executive. As levels of responsibilities increase so may the requirement of ownership.

The role of executive officers in the compensation process. Executive officers participate in the compensation process to the extent of developing and presenting ideas and concepts, with the assistance of the independent Compensation Consultant. The independent Compensation Consultant prepares a report for the compensation committee with input from the executive officers. The independent Compensation Committee has the final authority to determine all components of compensation structure.

Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 limit. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 limit, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, which consists of Messrs. William H. Rogers, Jr. (who served as Chairman throughout fiscal 2007), J. Barry Mason and Ronald G. Bruno, was responsible for establishing salaries, bonuses and other compensation for the Company's executive officers for fiscal 2007, as well as for administering the Company's 2005 Incentive Award Plan, and Employee Stock Purchase Plan. Each member of the Compensation Committee is a non-employee director. Clyde B. Anderson, in his position as Executive Chairman of the Board and Sandra B. Cochran, in her position as President and Chief Executive Officer, provided input to the Compensation Committee as to the compensation for the Company's other officers.

The Committee continues to monitor the compensation programs with the assistance of input from outside advisors in order to ensure compliance with the changing landscape of executive pay. The Compensation Committee held two meetings during fiscal 2007. The Compensation Committee has reviewed and discussed the Company's CD&A with management; and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Mr. William H. Rogers, Jr. (Chairman)

Dr. J. Barry Mason

Mr. Ronald G. Bruno

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Interlocks. As indicated above, the Compensation Committee of the Board of Directors consists of Messrs., William H. Rogers, Jr., J. Barry Mason and Ronald G. Bruno. None of these directors had interlock relationships.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Party Transactions. The Audit Committee pre-approves all related party transactions and approves any changes to existing contracts as well as approving new contracts. At the end of each year, the Audit Committee will review all related party transactions and determine if the Company is compliant with current contracts. This formal process approves and monitors all transactions of companies that could be considered related. Related Parties are defined by Regulation S-K and the NASDAQ National Market and further explained in the Company’s Code of Conduct and in the following paragraph. The Audit Committee has the authority to make waivers on conflicts of interest.

In accordance to the Company’s Code of Conduct, conflicts of interest are defined by outside employment, improper personal benefits, financial interests, loans or other financial transactions, service on outside Boards and Committees and actions of family members. The Code of Conduct defines a company as material if the customer has made payments to the Company in the past year in excess of $200,000 or 5%, whichever is greater, of either the Company’s or the customer’s gross revenues. A company is a material supplier to the Company if the supplier has received payments from the Company in excess of $200,000 or 5%, whichever is greater, of the supplier’s or the companies gross revenues.

Related Party Transactions. As described below during fiscal 2007, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Sr., Terry C. Anderson, Joel R. Anderson, Harold M. Anderson, Charles C. Anderson, Jr. and Clyde B. Anderson, who own 70% or more of these companies and serve as Officers and or Directors. The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties. All of the related party transactions were reviewed and approved by the Audit Committee in accordance with the Company’s policy. Significant activities with these entities are:

The Company purchases a substantial portion of its magazines as well as certain of its seasonal music and newspapers from Anderson Media Corporation ("Anderson Media"). Purchases in fiscal 2007 totaled $24,702,000. The Company sold books to Anderson Media in fiscal 2007 totaling $2,430,000. The Company purchases certain of its collectibles, gifts and books from Anderson Press, Inc. ("Anderson Press"). During fiscal 2007, purchases from Anderson Press totaled $1,423,000. The Company purchases gifts and cards from C.R. Gibson. Purchases from C.R. Gibson totaled $447,000 during fiscal 2007. The Company utilizes Anco Far East Importers, LTD ("Anco Far East”) to assist in purchasing and importing certain gift items. The total cash paid to Anco Far East for fiscal 2007 was $2,391,000, which primarily consisted of the actual cost of product, but also included fees for sourcing and consolidation services. All of the costs other than the sourcing and consolidation services fees, which totaled $167,000 for fiscal 2007, were passed through from other vendors. The Company leases its principal executive offices from a trust established for the benefit of the grandchildren of Charles C. Anderson, Sr. The lease term is month to month. During fiscal 2007, the Company paid rent of $137,000 to the trust under this lease. Anderson & Anderson, LLC ("A&A") leases three buildings to the Company. During fiscal 2007, the Company paid A&A a total of $448,000 under such leases. In addition, the Company and A&A jointly own an airplane that is used by the Company in its business. The Company also rents the plane to other affiliated companies at rates that cover all the variable costs and a portion of the fixed costs of operating the plane. The total amount received from affiliated companies for use of the plane in fiscal 2007 was $388,000. In addition, the Company paid amounts to other affiliated companies for the use of their planes in the amount of $47,000. The Company subleases certain property to Hibbett Sporting Goods, Inc. ("Hibbett"), a sporting goods retailer in the Southeastern United States. The Company's Executive Chairman, Clyde B. Anderson, is a member of the Board of Directors for Hibbett. During fiscal 2007, the Company received $191,000 in rent payments from Hibbett.

EXECUTIVE OFFICER COMPENSATION

This section of the Proxy Statement discloses the compensation awarded, paid to or earned by, each individual who served as the Company's Principal Executive Officer or Principal Financial Officer during fiscal 2007 and the next two most highly compensated officers other than the Principal Executive Officer or Principal Financial Officer during fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)	Total ($)
Sandra B. Cochran President, Chief Executive Officer and Secretary (Principal Executive Officer)	2007	430,000	-	236,080	107,835	385,000	27,151(5)	1,186,066
Clyde B. Anderson Executive Chairman of the Board	2007	330,000	-	147,353	86,271	253,855	17,739(6)	835,218
Terrance G. Finley President of Merchandising Group	2007	290,000	-	176,019	53,921	209,429	16,949(7)	746,318
Douglas G. Markham Chief Financial Officer (Principal Financial Officer) (8)	2007	125,415	25,000	15,445	-	-	457(7)	166,317
Richard S. Wallington Chief Financial Officer (Principal Financial Officer) (8)	2007	190,000	-	47,618	21,571	126,855	8,439(7)	394,483

(1)	Bonus amounts were paid in conjunction with sign on and relocation bonuses.

(2)

The amounts included in the “Stock Awards” column represent the compensation cost that was recognized in fiscal 2007 related to non-option stock awards in accordance with Statement of Financial Accounting Standards No. 123R. The valuation assumptions used in determining such amounts are described in Note 5 to our consolidated financial statements included in our annual report on Form 10-K for the year ended February 3, 2007. Please see the “Grants of Plan Based Awards Table” for more information regarding stock awards that were granted in fiscal 2007.

(3)

There were no options granted in fiscal 2007. The amounts included in the “Option Awards” Column represent the compensation cost we recognized in fiscal year 2007 related to options granted in prior fiscal years determined in accordance with Statement of Financial Accounting Standards No. 123R.

(4)

Non-Equity Incentive Plan Compensation is composed entirely of the Company cash bonus program and is awarded for the prior year’s accomplishments but paid in the current year. All goals are predetermined and measurable and are paid at the determination of the Compensation Committee.

(5)

All Other Compensation for fiscal 2007 includes (i) matching contributions by the Company to the Company's 401(k) savings plan of $8,950 on behalf of Sandra B. Cochran, (ii) life insurance premiums of $1,481 on behalf of Sandra B. Cochran, and (iii) transportation related benefits, which consist of personal use of Company aircraft and car allowance of $6,500 for fiscal 2007. The estimated aggregate incremental cost to the Company for fiscal 2007 for personal use of Company aircraft by Sandra B. Cochran was $10,220.  The estimated aggregate incremental cost to the Company of personal use of the Company aircraft is calculated based on the average variable operating costs to the Company. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the Company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use to derive the estimated aggregate incremental cost. Since the Company aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses. On certain occasions, an executive’s spouse, other family member or guest may accompany the executive on a flight.   No additional direct operating cost is incurred in such situations under the foregoing methodology.

(6)

All Other Compensation for fiscal 2007 includes (i) matching contributions by the Company to the Company's 401(k) savings plan of $8,950 on behalf of Clyde B. Anderson, (ii) life insurance premiums of $1,121on behalf of Clyde B. Anderson and (iii) transportation related benefits, which consist of personal use of Company aircraft and car allowance of $6,500 for fiscal 2007. The estimated aggregate incremental cost to the Company for fiscal 2007 for personal use of Company aircraft by Clyde B. Anderson was $1,168.  The estimated aggregate incremental cost to the Company was calculated in the same manner as for Sandra B. Cochran.

(7)

For fiscal 2007, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $8,950 and $7,845 on behalf of Terrance G. Finley and Richard S. Wallington, respectively and (ii) life insurance premiums of $1,498, $594 and $457 on behalf of each of Terrance G. Finley, Richard S. Wallington and Douglas G. Markham, respectively. In addition, Terrance G. Finley received a car allowance of 6,500 for fiscal 2007.

(8)

Douglas G. Markham replaced Richard S. Wallington as the Company’s Principal Financial Officer effective July 5, 2006. Mr. Wallington continued to serve as an employee of the Company through the end of March 2007.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2)
		Threshold ($)	Target ($)	Maximum ($)
Sandra B. Cochran	March 30, 2006	129,000	387,108	430,000	10,000 (3)	114,900
	March 30, 2006				30,000 (4)	334,700
	March 30, 2006				12,706 (5)	146,000
Clyde B. Anderson	March 30, 2006	84,150	252,520	280,500	8,000 (3)	91,920
	March 30, 2006				15,000 (4)	172,350
	March 30, 2006				12,706 (5)	146,000
Terrance G. Finley	March 30, 2006	73,950	221,912	246,500	6,500 (3)	74,685
	March 30, 2006				10,000 (4)	114,900
	March 30, 2006				12,706 (5)	146,000
Douglas G. Markham	July 5, 2006	32,250	96,750	107,500
	July 14, 2006				7,500 (4)	121,350
Richard S. Wallington	March 30, 2006	42,750	128,286	142,500	2,250 (3)	25,852

(1)

Cash bonuses generally are paid pursuant to a program and goals established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer is eligible to receive a bonus upon the Company achieving certain pre-tax income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions.

(2)

The amounts set forth in the “Grant Date Fair Value of Stock Awards” column represent the full grant date fair value of our restricted stock awards as determined in accordance with Financial Accounting Standards No. 123R. The valuation assumptions used in determining such amounts are described in Note 5 to our consolidated financial statements included in our annual report on Form 10-K for the year ended February 3, 2007.

(3)

Upon achieving the requisite Company performance goals, our Compensation Committee is authorized to approve awards of restricted stock to the executive officers. Such awards each vest and all applicable restrictions lapse (i) with respect to 50% of the shares subject to the award on February 3, 2007, and (ii) with respect to 50% of the shares subject to the award on February 2, 2008, provided in each case that the executive remains continuously employed in active service by the Company through such date. The executives have all the rights of a stockholder with respect to shares subject to the award, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares subject to the award.

(4)

The Board also awards restricted stock to executive officers each year on a fully discretionary basis. These discretionary awards generally vest with respect to 100% of the shares subject to the award on January 30, 2011, provided in each case that the executive remains continuously employed in active service by the Company through such date. The executives have all the rights of a stockholder with respect to shares subject to the award, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares subject to the award.

(5)

Upon achieving requisite Company performance goals, the Compensation Committee is authorized to approve awards of restricted stock to the executive officers, in conjunction with the Executive Incentive Award Plan. Such awards each vest and all applicable restrictions with respect to 100% of the shares subject to the award on January 31, 2009 , provided in each case that the executive remains continuously employed in active service by the Company through such date. The executives have all the rights of a stockholder with respect to shares subject to the award, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares subject to the award.

EQUITY-RELATED INTERESTS

Stock Option Information

The Company previously maintained the Books-A-Million, Inc. Stock Option Plan (the "Stock Option Plan"). In fiscal 2006, the company discontinued the issuance of any additional options under the Stock Option Plan. No options were granted to any officer during fiscal 2006 or 2007. A total of 3,800,000 shares of Common Stock were authorized to be made available for issuance under the Stock Option Plan. Options granted under the Stock Option Plan were either incentive stock options or nonqualified options. The Stock Option Plan contained certain limitations with respect to incentive stock options that were intended to satisfy applicable Internal Revenue Code requirements. Under the Stock Option Plan, the Company was authorized to issue options to certain officers, employees, consultants and directors of the Company and its subsidiaries.

The Company previously maintained separate stock option plans for four of its subsidiaries: American Internet Services, Inc., Booksamillion.com, Inc., NetCentral, Inc. and FaithPoint, Inc. In fiscal 2006, the company terminated these plans with the adoption of the 2005 Incentive Award Plan. A total of 10,000 shares of Common Stock were authorized to be made available for issuance under each of the subsidiary plans, but no shares were ever issued under any of these plans.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END

The following table shows the outstanding awards representing potential amounts that may be received by the executive officers in the future, including such information as the amounts of the securities underlying exercisable and unexercisable options, and the market value of such potential amounts as of February 3, 2007. The table reflects the values of such awards based on the closing sale price of a share of Common Stock reported in the NASDAQ National Market on February 2, 2007 (the last trading day prior to the end of the Company's fiscal year) which was $18.65.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sandra B. Cochran	16,667	6.47	January 30, 2014	67,485	1,258,595
Clyde B. Anderson	13,334	6.47	January 30, 2014	49,485	922,895
Terrance G. Finley	37,000	3.04	February 1, 2012	42,235	787,683
	37,000	2.367	January 31, 2013	-	-
	25,000	6.47	January 30, 2014	-	-
Douglas G. Markham	-	-	-	7,500	139,875
Richard S. Wallington	3,334	6.47	July 7, 2007	6,707	125,086

FISCAL 2007 OPTION EXERCISES AND STOCK VESTED

The following table shows the amounts received upon exercise of options and the vesting of restricted stock during fiscal year 2007. The table reflects the values of stock awards based on the closing sale price of a share of Common Stock reported in the NASDAQ National Market on February 2, 2007 (the last trading day prior to the end of the Company's fiscal year) which was $18.65.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sandra B. Cochran	202,833	2,488,892	27,764	517,799
Clyde B. Anderson	26,500	470,788	4,000	74,600
Terrance G. Finley	50,000	711,575	26,014	485,161
Douglas G. Markham	-	-	-	-
Richard S. Wallington	51,666	788,419	2,250	41,963

DIRECTORS COMPENSATION TABLE

The following table presents the total compensation of the Company’s directors for Fiscal 2007. The amounts included in the “Stock Awards” column represents the compensation cost that was recognized in fiscal 2007 related to non-option stock awards determined in accordance with FAS 123R. The valuation assumptions used in determining such amounts are described in Note 5 to our consolidated financial statements included in our annual report on Form 10-k for the year ended February 3, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Terrance Anderson	35,000	32,000	67,000
Ronald Bruno	46,000	32,000	78,000
Albert C. Johnson	46,000	-	46,000
J. Barry Mason	47,000	32,000	79,000
William Rogers	43,000	32,000	75,000

Compensation of Directors. The Board utilizes the services of an outside human resources consulting firm to periodically analyze the compensation of directors at various peer companies as compared with the compensation of the Directors. Directors who are not employees of the Company ("Non-Employee Directors") receive an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board, Compensation and Nominating and Corporate Governance Committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. Audit Committee members receive $2,000 per meeting as well as reimbursement of all out-of-pocket expenses incurred in attending such meetings. On March 29, 2007 the Compensation Committee approved changes in Non-Employee Director compensation effective with fiscal 2008. Pursuant to these changes, the Chairman of the Audit Committee will receive an additional annual retainer fee of $7,500 and the Chairman of the Compensation Committee will receive an additional annual retainer fee of $2,500.

In addition, the Company's Non-Employee Directors are eligible to receive formula grants of restricted stock under the Company's Restricted Stock Plan. Under the Company's Restricted Stock Plan, each director who is not an employee of the Company or its subsidiary is, on the first day he serves as a director, granted an “Initial Award” of 3,333 shares of Common Stock from the Company at the fair market value (as defined in the Restricted Stock Plan) of such Common Stock on such date. These shares will vest in three equal installments on the first, second, and third anniversaries of the effective date of the initial award. Further, each such director who is serving as a director on the date of the annual meeting and who has served as a director for more than eleven consecutive months shall be granted a “Continuing Award” of 2,000 shares of Common Stock from the Company at the fair market value of the Common Stock on such date. These shares will vest in three equal installments on the first, second, and third anniversaries of the effective date of the initial award. Any award which is not vested upon such Non-Employee Director’s termination as a director shall there upon be forfeited immediately and without any further action by the company. On March 29, 2007 the Compensation Committee approved a change in Non-Employee Director compensation effective with fiscal 2008. Pursuant to these changes, initial awards will be increased to 3,750 shares of Common Stock and Continuing Awards will increase to 2,500 shares of Common Stock. Continuing awards for Non-Employee Directors will be effective on the date of the year-end Compensation Committee meeting.

Director's Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"). The Directors' Deferred Compensation Plan provides the Non-Employee Directors with the opportunity to defer the receipt of certain amounts payable for serving as a member of the Board (the "Fees"). A Non-Employee Director's Fee deferrals are credited to the Non-Employee Director's bookkeeping account (the "Account") maintained under the Directors' Deferred Compensation Plan. Each participating Non-Employee Director's Account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant.

With certain exceptions, a participating Non-Employee Director's Account will be paid after the earlier of: (1) a fixed payment date, as elected by the participating Non-Employee Director (if any); or (2) the participating Non-Employee Director's separation from service on the Board. The participating Non-Employee Director may generally elect that payments be made in a single sum or installments in the year specified by the participating Non-Employee Director or upon the Non-Employee Director's separation from service on the Board. Additionally, a participating Non-Employee Director may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors selected Grant Thornton LLP to serve as the Company's independent registered public accounting firm for the 2006 and 2007 fiscal years. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will be provided an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal that a stockholder may desire to have included in the Company's proxy material for presentation at the 2007 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention: Ms. Sandra B. Cochran, on or prior to December 26, 2006. Any such proposal received after March 15, 2007 will be considered untimely for purposes of the 2007 annual meeting, and proxies delivered for the 2007 annual meeting will confer discretionary authority to vote on any such matters.

ANNUAL REPORT

The Company's Annual Report to Stockholders for fiscal 2007 (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.

BOOKS-A-MILLION, INC.

ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 29, 2007

10:00 a.m.

The Harbert Center 2019 Fourth Avenue North Birmingham, Alabama 35203

BOOKS-A-MILLION, INC.	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 29, 2007.

The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the “Company”), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2007, and hereby appoints Clyde B. Anderson and Sandra B. Cochran, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Tuesday, May 29, 2007 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, 35203 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR Proposal 1 and as the proxies deem advisable on such other matters which may properly come before the meeting (Proposal 2).

See reverse for voting instructions.

Please detach here

2. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof. Address Change? Mark Box Indicate changes below: Date , 2007

The Board of Directors Recommends a Vote FOR Item 1.
1. To elect the nominees listed below to serve as a director of the Company for a three-year term expiring in 2010:
01 J. Barry Mason 02 William H. Rogers, Jr.	Vote FOR the nominees listed	WITHHOLD authority to vote for the nominees listed

Signature(s) in Box NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as each. If a partnership, please sign in the partnership name by an authorized person.